UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 15, 2002

Commission file number 1-13163

YUM! BRANDS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	13-3951308

(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky                40213
(Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code:       (502) 874-8300

Former name or former address, if changed since last report:   N/A

Item 5. OTHER EVENTS

On August 15, 2002, the Company issued a press release reporting July/August sales for its portfolio of U.S. and International businesses; raising ongoing operating EPS guidance for the third quarter; and announcing the certification of its financial statements and other SEC filings on August 12, 2002 by the CEO and CFO.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)     Exhibits

99     Press release dated August 15, 2002 from Yum! Brands, Inc.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC. (Registrant)

Date: August 19, 2002	/s/ Brent A. Woodford
Vice President and Controller
(Principal Accounting Officer)

YUM! BRANDS, INC. REPORTS JULY/AUGUST SALES FOR PORTFOLIO OF U.S. AND INTERNATIONAL BUSINESSES

RAISES ONGOING OPERATING EPS GUIDANCE FOR THE THIRD QUARTER

CERTIFIES FINANCIAL STATEMENTS

Louisville, Ky. - August 15, 2002 - Yum! Brands, Inc. (NYSE: YUM) today reported estimated U.S. blended same-store sales at company restaurants increased 2% during the four-week period ended August 10, 2002 (Period 8). Estimated International system sales increased 9% prior to foreign currency conversion or 11% after conversion to U.S. dollars.

U.S. Company Same-Store Sales Growth

Period 8
U.S. BLENDED	+2%
Taco Bell	+10%
Pizza Hut	Even
KFC	(3)%

INTERNATIONAL System Sales Growth

	Reported (U.S.$)	Local Currency
Period 8	+11%	+9%
Q3 to date (8 weeks)	+13%	+11%
Year to date (32 weeks)	+8%	+10%

Third-Quarter Guidance Update

Driven by International and Taco Bell sales results, which are at the high end of the company’s forecasted range for the quarter, Yum! Brands has increased its third-quarter ongoing operating EPS guidance from a range of $0.45 to $0.47 to the high end of the range or $0.47.

Certification of Financial Statements and Other SEC Filings

On August 12, 2002, Yum! Brands’ Chairman and CEO David Novak and CFO Dave Deno formally certified as complete and accurate all Yum! Brands’ financial statements and other SEC filings issued in 2002 beginning with the filing of the 2001 Form 10-K and all subsequent filings of Form 10-Q, Form 8-K and definitive proxy materials.

Sales results for Period 9 (the four-week period ending September 7, 2002 for the U.S. businesses) will be released September 12, 2002, before the market opens. (Note: U.S. same-store sales include only company restaurants that have been open one year or more. U.S. blended same-store sales include KFC, Pizza Hut, and Taco Bell company-owned restaurants only. U.S. same-store sales for Long John Silver’s and A&W are not included. International system sales include sales from company, franchise, license, and joint-venture restaurants.)

Yum! Brands, Inc., based in Louisville, Kentucky, is the world’s largest restaurant company in terms of system units, operating and franchising over 32,500 restaurants in more than 100 countries and territories. Four of the company’s restaurant brands - KFC, Pizza Hut, Taco Bell and Long John Silver’s - are the global leaders of the chicken, pizza, Mexican-style food and quick-service seafood categories respectively. Since 1919, A&W All-American Food has been serving a signature frosty mug root beer float and all-American pure-beef hamburgers and hot dogs, making it the longest running quick-service franchise chain in America.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include those identified by such words as may, will, expect, anticipate, believe, plan and other similar terminology. These “forward-looking” statements reflect management’s current expectations regarding future events and operating and financial performance and are based on currently available data. However, actual results are subject to future events and uncertainties, which could cause actual results to differ from those projected in this announcement. Factors that can cause actual results to differ materially include changes in global and local business, economic and political conditions in the countries and territories where Yum! Brands operates; changes in currency exchange and interest rates; changes in commodity, labor and other operating costs; changes in competition in the food industry, consumer preferences, spending patterns and demographic trends; the effectiveness of our operating initiatives and advertising and promotional efforts; new-product and concept development by Yum! Brands and other food-industry competitors; the success of our refranchising strategy; the ongoing business viability of our franchise and license operators; our ability to secure alternative distribution to our restaurants at competitive rates and to ensure adequate supplies of restaurant products and equipment in our stores; our actuarially determined casualty loss estimates; changes in legislation and governmental regulation; and changes in accounting policies and practices. Further information about factors that could affect Yum! Brands financial and other results are included in the company’s Forms 10-Q and 10-K filed with the Securities and Exchange Commission.